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                [John Hancock Life Insurance Company Letterhead]

                                                                   Exhibit 10(a)

April 29, 2002

U.S. SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, N.W.
Washington, D.C. 20549


RE:      John Hancock Variable Annuity Account JF
         (File Nos. 333-81127 and 811-07451)


Commissioners:

         This opinion is being furnished with respect to the filing of Post-Effective Amendment No. 4 under the Securities Act of 1933 (Post-Effective Amendment No. 18 under the Investment Company Act of 1940) of the Form N-4 Registration Statement of John Hancock Variable Annuity Account JF as required by Rule 485 under the 1933 Act.

         I have acted as counsel to Registrant for the purpose of preparing this Post-Effective Amendment which is being filed pursuant to paragraph (b) of Rule 485 and hereby represent to the Commission that in my opinion this Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b).

         I hereby consent to the filing of this opinion with and as part of the Post-Effective Amendment to the Registrant's Registration Statement with the Commission.

                                                     Very truly yours,

                                                     /s/ ARNOLD R. BERGMAN
                                                     --------------------------
                                                     Arnold R. Bergman
                                                     Counsel